UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 18, 2008 (March 17, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 18, 2008, Fremont General Corporation (the “Company”) doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (the “Bank”), announced today in a press release that the Company has determined to delay its semi-annual interest payment of approximately $6.6 million which is payable on March 17, 2008 on its $169.0 million of Series B 7.875% Senior Notes due March 2009 (“Senior Notes”) as it attempts to negotiate a comprehensive debt restructuring with the holder of the majority of the Senior Notes. The Company is engaged in discussions with such holder.
For further information on the Company’s delay in the semi-annual interest payment on the Senior Notes, see the full text of the press release issued, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Press Release issued by the Company, dated March 18, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008	FREMONT GENERAL CORPORATION
	By:	/s/ Richard A. Sanchez
Name: Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer